UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

RURAL/METRO CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-22056	86-0746929
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9221 East Via de Ventura

Scottsdale, Arizona

85258

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (480) 994-3886

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously reported in its Form 12b-25, filed on February 12, 2007, Rural/Metro Corporation, a Delaware corporation (the “Company”), delayed the filing of its quarterly report on Form 10-Q for the period ended December 31, 2006 (the “Form 10-Q”). On February 14, 2007, the Company filed a Form 8-K disclosing that it is restating the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, and the unaudited condensed consolidated financial statements as and for the three months ended September 30, 2006 and March 31, 2006, included in the Company’s Quarterly Report on Form 10-Q for such respective quarters.

On February 22, 2007, the Company received a notice of default due to the delayed filing of the Form 10-Q from the Wells Fargo Bank, N.A. (the “Trustee”) with respect to the following notes:

(i)	9.875% Senior Subordinated Notes due 2015; and

(ii)	12.75% Senior Discount Notes due 2016.

Under the terms of each of the indentures (the “Indentures”) governing the notes, the Company is required to timely file all annual and quarterly reports with the Securities and Exchange Commission and to deliver such reports to the Trustee.

The Indentures provide that the Company has 60 days from receipt of a notice of default to cure the default before an “event of default” occurs under the Indentures. If such an event occurs and is continuing under the Indentures, all unpaid principal, approximately $186.0 million, and accrued interest on the notes then outstanding may become immediately due and payable unless the Company is able to obtain a waiver.

The Company currently expects to file the Form 10-Q prior to the expiration of the 60-day cure period, however there can be no assurances that the Company will complete the Form 10-Q within such time period. As of September 30, 2006 (the last payment date), all required interest and principal payments have been timely made on the notes.

A failure by the Company to observe any covenant under the Indentures that entitles the requisite holders of the notes or the Trustee to accelerate the notes also constitutes an event of default under the Company’s credit facility and could lead to an acceleration of the unpaid principal and accrued interest under such facility unless a waiver is obtained. Approximately $100.0 million of debt is outstanding under the credit facility. As of February 7, 2007 (the last payment date), all required interest and principal payments have been timely made under the credit facility.

Some of the statements in this Form 8-K include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These statements may involve risks and uncertainties that could cause actual results to differ materially from those described in such statements. These risks and uncertainties include, among others, the effects of the Company’s restatement of its financial statements, including the possible delisting of the Company’s common stock from the Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 4310(c)(14) and the timing and outcome of the Nasdaq appeal hearing, and the Company’s ability to file the Form 10-Q prior to the expiration of the cure period provided under the Indentures. Although Rural/Metro believes the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.

Reference is made to a more complete discussion of forward-looking statements and applicable risks that may cause actual results to differ materially from those contemplated by such forward-looking statements (“Cautionary Statements”) that include, among others, those identified under the captions “Forward-Looking Statements and Factors That May Affect Results” and “Risk Factors” in the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2006, which is available free of charge on the website of the Securities and Exchange Commission (the “SEC”) at www.sec.gov or on the Company’s website at www.ruralmetro.com. All subsequent written and oral forward-looking statements (or statements that may be attributed to the Company) are expressly qualified by the Cautionary Statements.

The Company’s forward-looking statements are based on information available today, and it undertakes no obligation to update these statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release, dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RURAL/METRO CORPORATION

Date: February 28, 2007	By:	/s/ Kristine A. Beian-Ponczak
Kristine A. Beian-Ponczak Senior Vice President and Chief Financial Officer